FONAR CORPORATION

Fonar MRI news @ aol . com                                   The  MRI Specialist
For    Immediate   Release                                   An ISO 9001 Company

Contact:    Daniel Culver,                                   110  Marcus   Drive
Director of Communications                                   Melville, NY  11742
David Terry,    Exec. V.P.                                   Tel:   631/694-2929
Email: invest @ fonar. com                                   Fax:   631/390-9540

Contact:       Kathy Price                                   Tel212/983-1702x212
The  Anne McBride  Company                                   www.AnneMcBride.com
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                   FONAR REPORTS PROFITABLE FIRST QUARTER 2005
                      Revenues Increase 89% to $25 Million

MELVILLE, NEW YORK, November 9, 2004 - FONAR Corporation (NASDAQ-FONR), The MRI Specialist(TM), today announced financial results for the first quarter of fiscal 2005, ending September 30, 2004.

Revenues for the first quarter of 2005 increased 89% to $25.1 million, compared to $13.3 million in the first quarter of 2004. Overall revenues attributable to our medical equipment (MRI) segment increased 164% in the first quarter of 2005 to $19.3 million compared to $7.3 million in the first quarter of 2004. This growth is primarily the result of increased scanner sales revenues for the FONAR Upright(TM) MRI, which rose from $6.1 million in the first quarter of last year to $17.7 million in the current year quarter, an increase of 190%. Service and repair revenues were $1.0 million in the first quarter of 2005 compared to $684,000 in the first quarter of 2004, an increase of 52%. License fees and royalties remained constant at $585,000.

Revenues attributable to our physician and diagnostic services management segment (HMCA) were $5.8 million in the first quarter of 2005 compared to $6.0 million in the first quarter of 2004, a decrease of 3%. This decrease is primarily attributable to reduced fees from centers in Florida, which were impacted by severe weather in the state in August and September of 2004.

Net income for the first quarter of 2005 was $786,000, or $0.01 per share (basic and diluted), compared to a net loss of $3.8 million, or $0.05 loss per share (basic and diluted), for the same period of last year. Income from total company operations was $907,000, compared to a loss from operations of $3.7 million in the first quarter of last year. Costs related to product sales increased 216% to $11.1 million in the first quarter of 2005, compared to $3.5 million in the first quarter of 2004. Costs related to providing service rose 25%. Costs related to HMCA remained essentially constant at $3.5 million in the first quarter of 2005 and 2004.

To see a chart illustrating FONAR revenue and net income/(loss) trends for the last five quarters, please visit http://www.fonar.com/news.110904.htm.

As of September 30, 2004, FONAR had $20.2 million in cash and cash equivalents, as compared to $20.6 million as of June 30, 2004.

"Our first quarter performance demonstrates our ability to execute according to plan," said Raymond V. Damadian, president and chairman of FONAR. "Our success in achieving profitability this quarter is primarily attributable to the increase in sales of the FONAR Upright(TM) MRI, and cost controls."

Dr. Damadian continued, "Our strong first quarter results reinforce our conviction that we have the right strategy for creating shareholder value. The pipeline of opportunities to demonstrate the Upright(TM) MRI to new physicians and surgeons continues to build. As a result, we believe our increased marketing efforts and cost control measures present both strong growth potential and financial stability."

Additional First Quarter Fiscal 2005 Operating Highlights

- - Increased emphasis on unrelated party scanner sales resulted in 258% increase in sales to $17.4 million compared to $4.9 million in the first quarter of 2004.

- - Decreased focus on related party scanner sales resulted in three-fold sales decline - from $1.2 million in the year ago quarter to $307,000 in the current year quarter (related party sales include entities in which Dr. Damadian or members of his family have an interest).

- - Achieved operating income for the medical equipment (MRI) segment of $620,000 compared to an operating loss of $3.7 million in the first quarter of last year.

- - HMCA segment experienced operating income of $287,000 compared to an operating loss of $42,000 in the first quarter of last year by controlling expenses and realizing savings from the closing of unprofitable sites.

- - SG&A expenses declined 5% to $6.2 million in the first quarter of 2005, reflecting decreased advertising expenses.

- - Working capital was $25.3 million at September 30, 2004 as compared to $22.6 million at June 30, 2004.

First Quarter Fiscal 2005 Company Highlights

- - Announced sale of Upright(TM)MRI to Pikeville Medical Center, a 261 bed hospital in Pikeville, Kentucky.

- - Announced installation of Upright(TM) MRI at the University Imaging Center in Vineland, New Jersey, a new state-of-the-art facility and latest member of the South Jersey Health System.

- - Announced sale of Upright(TM) MRI to Open MRI of Puerto Rico, a San Juan-based facility and former FONAR `Open' MRI customer.

- - Announced installation of Upright(TM) MRI at Tilton Dynamic Imaging in Northfield, New Jersey.

- - Announced sale of Upright(TM) MRI to Hampton Roads Orthopaedics and Sports Medicine in Newport News, Virginia, which required a Certificate of Public Need
(COPN).

- - The number of sites managed by HMCA that are equipped with Upright(TM) MRI scanners totalled four.


Conference Call

FONAR will host a conference call with investors and analysts at 11:00 a.m. ET to discuss first quarter results and the Company's outlook. To access the live conference call, please dial +1-877-270-4109 at least 10 minutes prior to the call. A replay of the call will be available through November 16. To access the replay, please dial 800-642-1687 and enter access code 1794271. For the most current information regarding the conference call, please visit the FONAR web site at http://www.fonar.com/conference_calls.htm.

About FONAR

FONAR was incorporated in 1978, making it the first, oldest and most experienced MRI manufacturer in the industry. FONAR introduced the world's first commercial MRI in 1980, and went public in 1981. Since its inception, we have installed nearly 300 MRI scanners worldwide. FONAR's stellar product line includes the Upright(TM) MRI (also known as the Stand-Up(TM) MRI), the only whole-body MRI that performs Position(TM) imaging (pMRI(TM)) and scans patients in numerous weight-bearing positions, i.e. standing, sitting, in flexion and extension, as well as the traditional recumbent position. With over 100,000 patients scanned, the patient-friendly Upright(TM) MRI has a near zero claustrophobic rejection rate by patients. Approximately 85% of patients are scanned sitting while they watch a 42" flat screen TV. Our latest MRI scanner is the FONAR-360(TM), a room-size recumbent scanner that optimizes openness while facilitating physician access to the patient. FONAR is headquartered on Long Island, New York, and has approximately 500 employees.

                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                                             For the Three Months
                                             Ended September 30,
                                              2004          2003
                                           -----------  ------------
            Revenues                       $25,068,000  $13,302,000
            Net Income (Loss)              $   786,000  $(3,843,000)
            Basic & Diluted Earnings (Loss)
               Per Common Share                 $0.01       $(0.05)

            --------------------------------------------------------

             MRI Specialist, Stand-Up, Upright, Position, PMRI and
              The Proof is in the Picture are trademarks of FONAR.

             Be sure to visit FONAR's Web site for Company product
                           and investor information:
                                  www.fonar.com

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